AMERITRANS CORPORATION

                                  325,000 UNITS

                           SELECTED DEALERS AGREEMENT

                                 April __, 2002


Dear Sirs:

     1. Registration under the Securities Act of 1933, as amended (the "Act"), of 325,000 units ("Units") of Preferred Stock $12.00 par value, Common Stock and a Warrant to purchase a share of Common Stock of Ameritrans Capital Corporation., a Delaware corporation (the "Company"), all of which are being sold by the Company, as more fully described in the final prospectus enclosed herewith (the "Prospectus"), has become effective.(1) We are offering certain of the Units for purchase by a selected group on the terms and conditions stated herein. The member of the selected group and the amount to which each may participate is described on Exhibit A attached hereto.

Authorized Public
Offering Price:     $______ per Unit.

Dealers' Selling
Concession:         Not to exceed  $____ per Unit payable  upon  termination  of this Selected Dealers  Agreement,  except as provided below.
                    We reserve the right not to pay such concession on any of the Units purchased by any of the Selected Dealers from us and repurchased by us at or below the price stated above prior to such termination.


Reallowance:        You may  reallow  not in  excess  of  $_____  per  Unit as a selling  concession  to  dealers  who  are  members  in good standing of the National  Association of Securities Dealers,
                    Inc. ("NASD") or to foreign dealers who are not eligible for membership  in the NASD and who have  agreed not to sell the
                    Units (i) to purchasers  in, or to persons who are nationals of,  the  United  States  of  America,  and (ii)  except  in
                    compliance   with  the   Interpretation   with   Respect


----------
    (1) Plus the Over-Allotment Option available to the Underwriters to purchase up to an additional 48,750 Units from the Company.

                    to   Free-Riding   and   Withholding   of  the   NASD   (the
                    "Interpretation") as to sales outside the United States.

Delivery and
Payment: Delivery of the Units shall be made on or about March __, 2002 or such later date as we may advise, at the office of Noble International Investments, Inc., 6501 Congress Ave., Suite 100, Boca Raton, FL 33487, or at such other place as we shall specify on not less than one day's notice to you. Payment for the Units is to be made, against delivery, at the full authorized public offering price stated above, or, if we shall so advise you, at the public offering price less the dealers' selling concession stated above, by federal wire transfer.

Termination:        This Agreement  shall  terminate at the close of business on
                    the  45th  day   following   the   effective   date  of  the
                    Registration  Statement  (of which the  enclosed  Prospectus forms a  part),  unless  extended  at our  discretion  for a period  or  periods  not  to  exceed  in  the  aggregate  45 additional days. We may terminate this Agreement, whether or not extended, at any time without notice.


     2. Except as otherwise expressly provided in this Agreement, members of the Selected Dealers may immediately offer the Units for sale and take orders therefor only at the public offering price, subject to confirmation and allotment by us. We, in turn, are prepared to receive orders subject to confirmation and allotment by us. We reserve the right to reject any order in whole or in part or to allot less than the number of Units applied for. Orders transmitted by telephone must be promptly confirmed by letter or telegram.

     3. You, by becoming a member of the Selected Dealers, agree (a) to take up and pay for the number of Units allotted and confirmed to you, (b) not to use any of the Units to reduce or cover any short position you may have, (c) agree that you do not have a right to resell or return any units purchased from us as manager, and (d) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Units prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

     4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

     5. You agree that until termination of this Agreement you will not make purchases or sales of the Units except (a) pursuant to this Agreement, (b) pursuant to authorization received from us, or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

     6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

     7. The Units are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

     8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the Units are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Units in any jurisdiction. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by such member, the number of Units sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report which we as Underwriter of the offering or manager of the Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

     9. You, by becoming a member of the Selected Dealers represent that you are (a) a member in good standing of the NASD, or (b) a foreign dealer, who is not eligible for membership in said NASD and has agreed not to sell the Units
(i) to purchasers in, or to persons who are nationals of, the United States of America, and (ii) except in compliance with (A) the Interpretation with Respect to Free-Riding and Withholding of said NASD as to sales outside the United States and (B) Rules 2730, 2740, 2420 and 2750 of the NASD's Conduct Rules. In addition, if you are a member of the NASD you confirm that you will not reallow any commissions to any non-member broker/dealers, including foreign broker/dealers registered pursuant to the Securities Exchange Act of 1934, as amended.

          You hereby represent and warrant that neither you nor any of your affiliates (as such term is defined in Rule 405 promulgated under the Act) have received compensation of any nature from the Company pursuant to any agreement, arrangement or understanding with the Company or otherwise during the twelve
(12) month period prior to and including the date hereof and neither you nor any such affiliate will enter into any agreement, arrangement or understanding with the Company for or otherwise receive compensation of any nature from the Company during the twelve (12) month period following the date hereof.

     10. You, by becoming a member of the Selected Dealers represent that (a) neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD), nor, to your knowledge, any "related person" (defined by the NASD to include counsel, financial consultants and advisors, finders, members of the selling or distribution groups, and any other persons associated with or related to any of the foregoing) or any other broker-dealer, (i) within the last 18 months have purchased in private transactions, or intends before, at or within six months after the commencement of the public offering of the Units to purchase in private transactions, any securities of the Company or any parent, predecessor, or subsidiary thereof,
(ii) within the last 12 months had any dealings with any of the Company subsidiary or controlling stockholder thereof or (iii) have, except as contemplated by this Agreement, any agreement, arrangement or understanding to receive compensation in connection with (as defined by the NASD) the distribution of the Shares.

     11. Nothing herein shall constitute any members of the Selected Dealers partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

     12. We shall be the Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them. Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of, (i) the validity or value of the Units, (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the Prospectus forms a part, any supplements or amendments to the Prospectus or such Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others, (iii) the form or validity of the Underwriting Agreement, or this Agreement, (iv) the eligibility of any of the Shares for sale under the laws of any jurisdiction, (v) the delivery of the Units, (vi) the performance by the Company, or others of any agreement on its or their part, or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

     13. By executing this Agreement, you assume full responsibility for proper training and instruction of your representatives concerning the selling methods to be used in connection with the offer and sale of the Units giving special emphasis to the principal's suitability and full disclosure to prospective investors and the prohibitions against "free-riding" and "withholding."


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

     14. The Company has agreed in the Underwriting Agreement to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriters within the meaning of the Act against any and all loss, claim, damage, liability and expense whatsoever arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any preliminary prospectus or any amendment or supplement thereto or arise out of or based upon the omission to state material fact required to be stated therein and necessary to make the statements therein not misleading and to reimburse the Underwriters for any legal and other expenses reasonably incurred by in connection with investigating or defending any such action or claim; provided, however, the Company should not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any Preliminary Prospectus, or any amendment or supplement in reliance upon and in conformance with written information furnished to the Company by the Underwriters expressly for use therein.

          You  agree  to  indemnify   and  hold   harmless   the  Company,   the
Underwriters, each of the Company's officers and directors who sign the registration, and each person, if any, who controls the Company and the Underwriters within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense (a) described in the indemnity contained in the preceding paragraph, with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and conforming with written information furnished to the Company by such Selected Dealer expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto); or (b) based upon alleged misrepresentations or omissions to state material facts in connection with statements made by you or your sales people orally or by other means in connection with the offering and sale of the Units; or (c) any misrepresentation or omission made in connection with this Agreement or any breach by you of the terms hereof or the covenants contained herein; you will reimburse the Company and the Underwriters for any legal or other expenses reasonably incurred in connection with the investigation of, or defending of any such action or claim.

          Each indemnified party is required to give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder.

     15. If for federal income tax purposes the Selected Dealers, among themselves or with the Underwriter, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such selection as may be required by the Internal Revenue Service.

     16. All communications from you shall be addressed to us care of Noble International Investments, Inc., 6501 Congress Avenue, Suite 100, Boca Raton, FL 33487. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or telexed to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of Florida without giving effect to conflict of laws. Time is of the essence in this Agreement.

          If you desire to become a member of the Selected Dealers, please advise us to that effect immediately in writing and sign and return to us the enclosed counterpart of this letter attached hereto as Exhibit A.

                                        Very truly yours,

                                        NOBLE INTERNATIONAL INVESTMENTS,  INC.,
                                        As Representative of the several
                                        Underwriters



                                        By:
                                           -------------------------------------
                                             Name: Nico P. Pronk
                                             Title:   President

                                    EXHIBIT A
                          TO SELECTED DEALER AGREEMENT


We accept membership in the Selected Dealers on the terms specified above and acknowledge receipt of the final Prospectus. We hereby confirm our agreement to purchase the Shares (as defined in the foregoing Selected Dealer Agreement) allotted to us subject to the terms and conditions of the foregoing Selected Dealer Agreement. In purchasing any Shares, we have relied solely on the final Prospectus and on no other statements, written or oral.



AGREED AND ACCEPTED UPON
THIS DATE MARCH ___, 2002


                                        ----------------------------------------
                                                      Company Name


                                        By:
                                           -------------------------------------


                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------















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


                                    EXHIBIT B

[FIRM NAME]                                                   [ALLOCATION]































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